Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-204267) and related Prospectus of Sabre Corporation,

(2)
Registration Statement (Form S-8 No. 333-196056) pertaining to the Sovereign Holdings, Inc. Management Equity Incentive Plan, Sovereign Holdings, Inc. 2012 Management Equity Incentive Plan, and the Sabre Corporation 2014 Omnibus Incentive Compensation Plan, and

(3)	Registration Statement (Form S-8 No. 333-211661) pertaining to the Sabre Corporation 2016 Omnibus Incentive Compensation Plan;

of our report dated February 16, 2018, except for Note 1, Note 5, and Note 16 as to which the date is May 1, 2018, with respect to the consolidated financial statements and schedule of Sabre Corporation, and our report dated February 16, 2018, with respect to the effectiveness of internal control over financial reporting of Sabre Corporation, included in this Current Report on Form 8-K.

Dallas, Texas
May 1, 2018